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EXHIBIT 10.bb

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (the "Amendment") is dated as of December 1, 2007, by and between Westbridge Research Group, a California corporation (the "Company") and Christine Koenemann, an individual ("Executive"), with reference to the following facts:

         A. Company and Executive entered into an Employment Agreement dated as of November 21, 2005 (the "Agreement").

         B. Company and Executive wish to amend the Agreement to provide for a payment to Executive if there is a change in control which leads to Executive's subsequent termination or resignation of regular employment within twenty-four
(24) months following the change in control.

         Now Therefore, for due consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. The Agreement is amended to add the following provisions:

             (a) For purposes of the Agreement, a "Change in Control" of the Company shall mean an event or series of events of a nature that at such time
(i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as determined under Rule 13d of such Act), directly or indirectly, of voting securities of the Company representing fifty percent (50%) or more of the Company's outstanding voting securities or right to acquire such securities, or
(ii) a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or similar transaction occurs in which the Company is not the resulting entity.

             (b) If a Change in Control has occurred, Executive shall be entitled to the benefits provided in Subsections (c) and (d) below, upon Executive's subsequent termination of regular employment within twenty-four (24) months following the Change in Control due to (i) termination of Executive's employment (other than termination for cause as set forth in Section 5.3 of the Agreement) or (ii) Executive's resignation following any material adverse change in or loss of title, office or significant authority or responsibility, material reduction in Base Salary or benefits (excluding bonus) or relocation of the Executive's principal place of employment by more than twenty (20) miles from its location at the time of the Change in Control.

             (c) Upon Executive's entitlement to benefits under Subsection (b),
(i) the Company shall pay Executive, or in the event of Executive's subsequent death or disability, Executive's beneficiaries, estate or other representative, a sum equal to the last full fiscal year's Base Salary immediately prior to the Change in Control, less all required and applicable withholding; and (ii) any unvested stock options and related rights shall immediately vest and shall be exercisable for a period of one (1) year from the date of termination. The amount referenced in (i) above, shall be paid in a lump sum due within ten (10) days of the date of termination or resignation.


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             (d) Upon the occurrence of a Change in Control followed by
Executive's termination of employment or resignation (other than termination for cause), the Company and its successors or assigns shall cause to be continued life, medical and disability coverage substantially identical to the coverage maintained by the Company for the Executive prior to Executive's termination or resignation. Such coverage and payment shall cease upon the expiration of twelve
(12) full calendar months from the date of termination or resignation. Nothing in this provision is intended to restrict or limit Executive's rights under the Consolidated Omnibus Budget Reconciliation Act, commonly known as COBRA.

             (e) In the event that any amount due hereunder constitutes an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, the Company and Executive shall meet in good faith to minimize the adverse tax consequences to Executive.

         2. Except as provided in this Amendment, the Agreement shall remain in full force and effect. Section 9 through 18 of the Agreement are incorporated herein and made a part of this Amendment by this reference.

         In Witness Whereof, the parties have executed this Amendment as of the date first above written.

The Company:                               Executive:

Westbridge Research Group,
A California Corporation                   /s/ Christine Koenemann
                                           -----------------------------------
                                           Christine Koenemann

By: /s/ William Fruehling
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    William Fruehling, Chairman